Exhibit 10.1
AMENDMENT TO EMPLOYMENT AGREEMENT
     This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made by and between STERLING BANCSHARES, INC., a Texas corporation (“Company”) and J. DOWNEY BRIDGWATER (“Executive”). This Amendment amends that certain Employment Agreement dated as of October 31, 2001 and effective as of January 1, 2002 between Company and Executive (the “Employment Agreement”). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Employment Agreement.
WITNESSETH:
     WHEREAS, on this date Company and Executive are entering into an Employment Agreement to be effective January 1, 2006 (the “New Agreement”),
     WHEREAS, Company and Executive desire to amend the Employment Agreement to cause the Employment Term to end on December 31, 2005,
     NOW, THEREFORE, for and in consideration of the mutual terms and covenants contained in this Amendment and the New Agreement, Company and Executive agree as follows:
   1. Paragraph 2.1 of the Employment Agreement is hereby amended to read in full as follows:
     2.1 TERM. Unless sooner terminated pursuant to other provisions hereof, Company agrees to employ Executive for the period beginning on the Effective Date and ending on December 31, 2005.
   2. Except as amended hereby, the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the 17th day of November, 2005.

STERLING BANCSHARES, INC.

By:	/s/ James W. Goalsby, Jr.

Name:	James W. Goalsby, Jr.

Title:	Executive Vice President and General Counsel

APPROVED:

/s/ George Beatty, Jr.

George Beatty, Jr. Chairman, Human Resources Programs Committee

“COMPANY”

/s/ J. Downey Bridgwater

J. Downey Bridgwater

“EXECUTIVE”